EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

The following companies are subsidiaries of Zale Corporation (1):

Zale Delaware, Inc. (1)

Zale International, Inc. (1)

The following are subsidiaries of Zale Delaware, Inc.:

Zale Puerto Rico, Inc. (2)

Dobbins Jewelers, Inc. (3)

Zale Life Insurance Company (4)

Zale Indemnity Company (5)

Jewel Re-Insurance Ltd. (6)

Zale Employees Child Care Association, Inc. (5)

ZAP, Inc. (1)

TXDC, LP (ZCGO, LLC Limited Partner) (5)

ZCGO, LLC (9)

ZCSC, LLC (1)

The following companies are subsidiaries of Zale International, Inc.:

Zale Canada Holding, LP (Zale Corporation, Limited Partner) (7)

Zale Canada FINCO 2, Inc. (8)

The following companies are subsidiaries of Zale Canada FINCO 2, Inc.:

FINCO Holding, LP (Zale Canada FINCO 1, Inc., Limited Partner) (7)

FINCO Partnership, LP (FINCO Holding LP, Limited Partner) (7)

The following companies are a subsidiary of FINCO Holding, LP:

Zale Canada Co. (8)

ZC Partnership, LP (FINCO Partnership, LP, Limited Partner) (7)

The following company is a subsidiary of Zale Canada Co.:

Zale Canada Diamond Sourcing, Inc. (8)

State / Province / Country of Organization:

(1)          Delaware

(2)          Puerto Rico

(3)          Guam

(4)          Arizona

(5)          Texas

(6)          Barbados

(7)          New Brunswick, Canada

(8)          Nova Scotia, Canada

(9)          Virginia